Exhibit 4.2

Execution Version

SUPPLEMENTAL INDENTURE NO. 1

SUPPLEMENTAL INDENTURE NO. 1, dated as of February 13, 2019 (this “Supplemental Indenture”), to the Base Indenture (as defined below), by and between Mondelēz International, Inc., a Virginia corporation (the “Company”), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 6, 2015 (as supplemented from time to time, the “Base Indenture”);

WHEREAS, Section 901 of the Base Indenture provides, among other things, that the Company and the Trustee, subject to certain exceptions noted therein, may enter into an indenture or indentures supplemental to the Base Indenture for the purpose of changing or eliminating any of the provisions of the Base Indenture; provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

WHEREAS, the Company is undertaking to execute and deliver this Supplemental Indenture to eliminate or modify, as applicable, certain provisions and covenants in the Base Indenture only with respect to Securities issued on or after the date hereof;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto, and all other acts and requirements necessary to make this Supplemental Indenture a valid and binding supplement to the Base Indenture effectively amending the Base Indenture as set forth herein have been duly taken.

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders, as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01    Capitalized Terms. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

ARTICLE TWO

AMENDMENTS TO THE BASE INDENTURE

Section 2.01 Amendments to the Base Indenture.

(a) The first paragraph of Section 1103 of the Base Indenture (Selection by Trustee of Securities to Be Redeemed) is hereby amended by deleting the following:

“not more than 60 days prior to the Redemption Date”

(b) The first paragraph of Section 1104 of the Base Indenture (Notice of Redemption) is hereby deleted and replaced in its entirety by the following:

“Notice of redemption shall be given in the manner provided in Section 106 not later than the fifteenth day and not earlier than the sixtieth day prior to the Redemption Date, to each Holder of Securities to be redeemed.”

ARTICLE THREE

MISCELLANEOUS

Section 3.01 References. References in this Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Supplemental Indenture unless otherwise specified.

Section 3.02 Ratification of Base Indenture.

The Base Indenture, as supplemented from time to time including by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture, as otherwise supplemented from time to time, shall remain in full force and effect.

Section 3.03 Trust Indenture Act Controls.

If any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 through 317 of the Trust Indenture Act, such imposed duties under the Trust Indenture Act shall control.

Section 3.04 Conflicts with Base Indenture.

If any provision of this Supplemental Indenture is inconsistent with any provision of the Base Indenture, the provision of this Supplemental Indenture shall control.

Section 3.05 Governing Law.

THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE BASE INDENTURE OR THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The Company submits to the jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, City of New York, and of the United States District Court for the Southern District of New York, in any action or proceeding to enforce any of its obligations under the Base Indenture or this Supplemental Indenture, and agrees not to seek a transfer of any such action or proceeding on the basis of inconvenience of the forum or otherwise (but the Company shall not be prevented from removing any such action or proceeding from a state court to the United States District Court for the Southern District of New York). The Company agrees that process in any such action or proceeding may be served upon it by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.

Section 3.06 Successors.

All agreements of the Company in the Base Indenture and this Supplemental Indenture shall bind its successors. All agreements of the Trustee in the Base Indenture and this Supplemental Indenture shall bind its successors.

Section 3.07 Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

Section 3.08 Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE BASE INDENTURE, THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 3.09 Trustee.

The Trustee accepts the amendments of the Base Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Base Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

Section 3.10 USA PATRIOT Act.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law,” for example section 326 of the USA PATRIOT Act of the United States), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

Section 3.11 Force Majeure.

The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 3.12 Notices.

Any notice required to be given under this Supplemental Indenture to any of the parties shall be in English in writing and shall be delivered in person, sent by pre-paid post (first class if domestic, first class airmail if international) or by facsimile addressed to:

The Company:	Mondelēz International, Inc.
Three Parkway North
Deerfield, Illinois 60015
United States
Email: william.whisler@mdlz.com
Fax: +1 (847) 943 4903
Attention: William Whisler, Assistant Treasurer

The Trustee:	Deutsche Bank Trust Company Americas
60 Wall Street, 16th floor
New York, New York 10005
United States
Fax: +1 (732) 578 4635
Attention: Corporates Team / Mondelēz International, Inc.

[Signature pages follow]

IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

MONDELĒZ INTERNATIONAL, INC.

By	/s/ Michael A. Call
Name: Michael A. Call
Title: Vice President and Treasurer

[Signature Page to Supplemental Indenture No. 1 to the 2015 Base Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By	/s/ Luke Russell
Name: Luke Russell
Title: Assistant Vice President

By	/s/ James Briggs
Name: James Briggs
Title: Vice President

[Signature Page to Supplemental Indenture No. 1 to the 2015 Base Indenture]